Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota, USA 55110-5101	For more information: Kimberlee Sinclair Corporate Communications 651-236-5823 Barbara Doyle Investor Relations 651-236-5023
NEWS	January 27, 2022

H.B. Fuller Acquires Apollo

Complementary portfolio of highly specified, high-value applications supports growth strategy in the UK and Europe

Fourny nv solutions further complement expanded portfolio

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) announced today that it has finalized its purchase of Apollo, the United Kingdom’s largest independent manufacturer of liquid adhesives, coatings and primers for the roofing, industrial and construction markets. Based in Tamworth, UK, Apollo is projected to have 2022 revenue of approximately £42 million and EBITDA of approximately £11 million. Apollo will operate within H.B. Fuller’s existing Construction Adhesives and Engineering Adhesives business units, and is expected to enhance H.B. Fuller’s position in key high-value, high-margin markets in the UK and Europe.

Apollo manufactures and sells a diverse range of commercial roofing, construction, and adhesives solutions. Complementing H.B. Fuller’s Construction Adhesives businesses in Europe and its recent addition in early January 2022 of Fourny nv in Belgium, which had 2021 sales of €8 million and EBITDA of €2.1 million, Apollo will expand the company’s share in key construction markets in the UK and across Europe and enable global expansion of its leading position in the roofing industry. Apollo’s roofing technology includes a range of insulation and membrane adhesives, and roof and waterproofing primers. The construction solutions business supplies liquid adhesive, sealants, and resin to construction markets, which are used to bond or repair building materials in homes, on construction sites and in factories, replacing traditional adhesives, such as cements, wood glues, or traditional fasteners. The industrial adhesive solutions business will enhance H.B. Fuller’s Engineering Adhesives’ transportation product line with high-performance applications for panel laminations in caravans and motor homes, PVC door panels, insulation, furniture, textiles, aircraft seating and marine vessels.

Total purchase price for the two acquisitions was $211 million, a multiple of 12.3X EBITDA before synergies. Annual run-rate synergies of $8 million are expected to be realized over the next three years, resulting in a post synergy multiple of 8.4X EBITDA.

“With these acquisitions, we have added deep market knowledge, strong customer relationships and a local manufacturing footprint, which will enable H.B. Fuller to capitalize on access to regional capabilities in the UK and core Europe and to fully leverage our CA technology portfolio much more effectively,” said H.B. Fuller President and CEO Jim Owens. “Apollo’s highly specified commercial roofing, construction and high-performance industrial adhesives will drive new growth opportunities in our construction and transportation adhesives businesses in the UK and across EIMEA. Fourny’s position as a leader in the commercial roofing business will accelerate our growth in the region and allow localization of products imported from the United States. Our companies share cultures and growth strategies that are well aligned, and both companies will integrate seamlessly into our Construction and Engineering Adhesives business units. Together, we will leverage the synergies made possible through this transaction to partner more efficiently and effectively with customers in roofing, building envelope and transportation.”

Compelling Strategic Fit and Growth Synergies

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Expands portfolio of applications for commercial roofing, building envelope and transportation. Apollo and Fourny’s technologies advance H.B. Fuller’s strategy of growing its portfolio of high-performance applications for highly specified markets.

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Complementary products and geographies. Apollo adds complementary solutions that align with H.B. Fuller’s existing strategic business units. More than 80% of H.B. Fuller’s current sales in its Construction Adhesives business are in North America. Substantial opportunity exists to grow sales in the UK and Europe through the addition of Apollo and Fourny.

●	Significant synergy potential. H.B. Fuller expects sales expansion of Apollo and Fourny’s established products to provide annualized revenue and cost synergies of approximately $8 million by 2024.
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Accretive transactions. The transactions are expected to have a positive impact on H.B. Fuller’s long-term growth rate and gross margin in its Construction Adhesives and Engineering Adhesives business units, and be accretive to adjusted earnings per share in the first year following the close of the transaction.

H.B. Fuller leveraged its existing revolving credit facility to finance these transactions, which have been approved by the Board of Directors. Moelis & Company LLC acted as H.B. Fuller’s advisor on the Apollo transaction, and Faegre Drinker is acting as H.B. Fuller’s legal counsel.

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About H.B. Fuller Company:

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants, and other specialty chemical products to improve products and lives. With fiscal 2021 net revenue of $3.3 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, health and beauty, transportation and infrastructure, aerospace, new energy, packaging, construction, woodworking, general industries, and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. hbfuller.com.

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About Apollo:

Apollo is the UK’s largest privately-owned liquid adhesive, sealant, coating & primer manufacturer. We supply high-performance products worldwide across a range of industrial, construction, roofing and end-user markets. Supply is direct and via distributors, under Apollo and private-label brands. Established 1972 in Tamworth, customers recognise Apollo for our technical expertise, service and eagerness to build mutually beneficial long-term partnerships. Our dedication to both relationship-building and constant innovation allows us to develop the products and services you need to thrive in a constantly evolving market place. apollo.co.uk

About FOURNY nv:

With over 1,800 proprietary formulations and serving more than 500 customers in Europe, Fourny has a 70-years long history of providing commercial roofing and construction, and other key industrial specialties, with the finest in professionally specified construction products, that include customized adhesives and coatings enhanced by a wide range of technologies, such as water-and solvent-based, epoxy, polyurethane, and polymers. www.fourny.be

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: we may or may not achieve the anticipated synergies or other benefits of the transactions, political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing for the fiscal year ended November 27, 2021. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.